UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Pursuant to §240.14a-12

Andrew Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

ANDREW EMPLOYEE FAQ

1.              Who is CommScope?

CommScope, Inc., headquartered in Hickory, North Carolina, is a world leader in infrastructure solutions for communications networks.  Founded in 1976 as an independent company, CommScope offers business enterprises some of the industry’s highest performing cable and connectivity solutions for data, voice, video and building management applications in both wired and wireless networks. CommScope is also the global leader in coaxial cable for broadband Hybrid Fiber Coax (HFC) networks for cable television networks. Backed by strong research and development, CommScope combines technical expertise, proprietary technology and global manufacturing capabilities to deliver industry-leading solutions to customers around the world. For the twelve months ended March 31, 2007, CommScope had sales of approximately $1.7 billion with global sales in more than 130 countries.

2.              Why are CommScope and Andrew combining?

This transaction provides us with a strategic opportunity to grow our company in a truly transformational way.   Together, we are enhancing our position as a global leader in infrastructure solutions for communications networks.

The transaction results in important benefits for the combined company and the respective shareholders, customers and employees of Andrew and CommScope, including, among other things:

•                  Building upon complementary global product offerings that will provide customers with a broader array of infrastructure solutions for video, voice, data and mobility;

•                  Expanding global distribution and manufacturing capabilities;

•                  Enhancing growth opportunities by combining marquee brands, innovative technologies, and global service models;

•                  Strengthening industry-leading R&D and intellectual property portfolio;

•                  Affording scale in procurement, logistics and manufacturing in an increasingly competitive market;

•                  Diversifying top-tier customer base; and

•                  Providing greater opportunities for global employees as part of a larger, more diversified global corporation

The combined company will be a global leader in “last mile” infrastructure solutions for communications networks, including: structured cabling solutions for the business enterprise, broadband and apparatus for cable television applications, as well as antenna and cable products, base station subsystems, coverage and capacity systems, and network solutions for wireless applications.  Andrew’s wireless infrastructure business should allow CommScope to build upon its existing product portfolio and create worldwide growth opportunities.  The combination will enhance our ability to continue to provide customers of both companies with innovative products and superior service through leading complementary product offerings and geographical strengths.

3.              What has changed since CommScope first offered to acquire Andrew last year?

CommScope and Andrew have engaged in lengthy discussions to reach this point.  We are pleased to have reached this agreement that is extremely beneficial to the shareholders of both companies.  We are excited to unite the strengths of CommScope and Andrew and further expand our range of services to the benefit of our many customers around the world.

4.              How will this transaction benefit employees?

This transaction is a testament to the many contributions of both companies’ valued employees.

Both CommScope’s and Andrew’s employees have done an excellent job in building their respective companies to where they are today.  Together, we can accelerate this success.

We intend to invest in the combined business for profitable growth, and the employees of both companies will be important to the continued success of the combined company. Over the long-term, we believe employees will benefit from additional career development and advancement opportunities as the combined company grows.  Andrew employees who are also shareholders will also benefit from the market premium paid for Andrew’s shares.

5.              What are the plans to integrate the two companies?  How will staffing at various levels throughout the combined company be determined?

While it is premature to discuss specifics now, we will be working together to build an integration team that will begin identifying how to best build upon each other’s strengths and bring our companies together.  Some employees may be assigned specific integration activities as part of this process, and we ask that you support their movement to those activities and provide assistance on their prior assignments. Both companies have solid teams, processes and programs and we expect that the benefits of this transaction should be realized quickly and efficiently.

6.              Will there be any layoffs as a result of the transaction?

The strategic combination of CommScope and Andrew is a catalyst for growth.  We expect there to be new opportunities for many of our employees as we move forward with our new partner. We will be reviewing the combined company’s workforce at both the operating and corporate levels so that we can best align our resources with the new size and scope of our combined business. Given the similarity in size and the diversity of operations, we believe there will be minimum levels of redundancy in combining the two companies.  However, a number of positions may be impacted by this transaction.  This is an unfortunate, but necessary, outcome when combining two organizations where there are redundant positions.

We have only just begun to work through transition and merger integration planning, so it is simply too early to speculate on the details regarding any individual positions. That said, we will be taking steps to ensure that any employee whose position may be eliminated as a result of the merger will receive appropriate separation benefits.

7.              How will this transaction affect my benefits?

Until the transaction is completed, there will be no impact on employees’ compensation or benefits.  After the transaction closes, Andrew employees will retain their existing benefit packages for a minimum of one year.  After which, CommScope is committed to providing a comprehensive and competitive compensation and benefits package for all employees that will allow the company to continue to attract and retain the talent needed to successfully drive the company forward.

8.              What will happen to my Andrew stock options?

All unvested stock options and performance share awards will vest upon the closing of the transaction. More specific details regarding how this transaction will impact your stock options and performance share awards will be provided in the future.

9.              After transaction closes, what will the combined company be called?

The combined company will called CommScope.   Upon the completion of the transaction, Andrew will become a wholly-owned subsidiary of CommScope.  Both companies have very powerful global brand names and we intend to build upon both brands. We are still determining the specifics of name and logo usage, but we plan to retain the Andrew flash in a prominent fashion.

10.       Where will the combined company be headquartered, and who will lead it?

Following the close of the transaction, Frank Drendel will remain Chairman and CEO of CommScope.

CommScope will maintain its corporate headquarters in Hickory, NC.  The company also plans to maintain its Chicago-area presence, exemplified by building upon Andrew’s state-of-the-art manufacturing and office facility in Joliet, Illinois.

11.       How long before the transaction closes?

Closing of the transaction is subject to completion of a number of customary closing conditions.  These closing conditions include, among others: preparing and having the Securities and Exchange Commission (SEC) declare effective a registration statement on Form S-4, the approval by Andrew’s shareholders, antitrust clearance, and any other applicable laws or regulations.

We expect to satisfy all of the closing conditions and complete the transaction by the end of 2007.

12.       What can employees expect in the interim?

It should be business as usual for all of us at both CommScope and Andrew.

Until the transaction closes, which we expect will be by the end of 2007, CommScope and Andrew will remain separate and independent companies.  We all need to remain focused on achieving our goals and serving our customers with the same passion and dedication that they expect from our two companies.

We will do our best to keep our employees fully informed as we move forward to complete this transaction. We are counting on all of you to continue, as always, to provide our customers with the value and superior service they have come to expect.

13.       Should I be speaking to my counterpart at CommScope?

Until the transaction closes, you should conduct your business as you always have.  You should not contact any employee at CommScope unless you are requested to do so.

14.       How will this transaction affect our relationship with our customers?

This transaction is about enabling us to better meet our customers’ needs.  Together, CommScope and Andrew will create an enhanced offering of communications infrastructure solutions that addresses a broader spectrum of customer needs.  We anticipate our existing distribution relationships will be strengthened as a result of this transaction.

Our customers can expect us to remain focused on delivering superior products and services.  We look forward to building upon our partnerships with our customers and hope they share our enthusiasm about our company’s exciting future.  The CommScope and Andrew sales teams are calling and emailing their respective customers separately to inform them of this news, and help address their questions. We will be working closely with our customers to help ensure they understand the real benefits of this transaction and why we believe we will be an even better strategic partner as a result of CommScope and Andrew’s merger.

15.       What should I say if a customer asks me about the transaction?

We will provide you with talking points that will help you explain the transaction and its benefits to our customers, and will lay out some of the “Dos” and “Don’ts” for discussing this transaction.

16.       What should I do if I receive a call from a reporter?

As always, should you be contacted by members of the media, investors or the general public regarding this transaction, it is important that you please forward any call you may receive to Rick Aspen, Director of Public Relations, 1-(708) 236-6568, publicrelations@andrew.com

17.       Where can employees obtain additional information?

Many of the details regarding how the combined company will operate are still being worked out. We will make every effort to keep you informed about developments and progress throughout the process.  In the interim, your manager and Human Resource representative will be available to address questions.

Forward-Looking Statements

This FAQ contains forward-looking statements regarding, among other things, the proposed business combination between CommScope and Andrew and the anticipated consequences and benefits of such transaction, and other financial and operational items relating to CommScope and Andrew. Statements made in the future tense, and statements using words such as “intend,” “goal,” “estimate,” “expect,” “expectations,” “project,” “projections,” “plans,” “anticipates,” “believe,” “think,” “confident” and “scheduled” and similar expressions are intended to identify forward-looking statements. Forward-looking statements are not a guarantee of performance and are subject to a number of risks and uncertainties, many of which are difficult to predict and are beyond the control of CommScope or Andrew. These risks and uncertainties could cause actual results to differ materially from those expressed in or implied by the forward-looking statements, and therefore should be carefully considered. Relevant risks and uncertainties relating to the proposed transaction include, but are not limited to: the fact that Andrew may be required to write off a portion of the $412 million of Base Station Subsystems goodwill as a non-cash charge to earnings as reported in Andrew’s quarterly report on Form 10-Q for the period ended March 31, 2007; the risk that required regulatory review and approval may not be obtained in a timely manner, if at all; Andrew’s shareholders may not approve the proposed transaction; the anticipated benefits and synergies of the proposed transaction may not be realized; the integration of Andrew’s operations with CommScope could be materially delayed or may be more costly or difficult than expected; the proposed transaction may not be consummated; legal proceedings may be commenced by or against CommScope or Andrew. Relevant risks and uncertainties generally applicable to CommScope and Andrew include, but are not limited to: changes in cost and availability of key raw materials and the ability to recover these costs from customers through price increases; customer demand for products and the ability to maintain existing business alliances with key customers or distributors; the risk that internal production capacity and that of contract manufacturers may be insufficient to meet customer demand for products; the risk that customers might cancel orders placed or that orders currently placed may affect order levels in the future; continuing consolidation among customers; competitive pricing and acceptance of products; industry competition and the ability to retain customers through product innovation; possible production disruption due to supplier or contract manufacturer bankruptcy, reorganization or restructuring; successful ongoing operation of our vertical integration activities; ability to achieve expected sales, growth and earnings goals; costs of protecting or defending intellectual property; ability to obtain capital on commercially reasonable terms; regulatory changes affecting us or the industries we serve. For a more complete description of factors that could cause such a difference, please see CommScope’s filings with the Securities and Exchange Commission (SEC), which are available on CommScope’s website or at www.sec.gov, and Andrew’s filings with the SEC, which are available on Andrew’s website or at www.sec.gov. In providing forward-looking statements, neither CommScope nor Andrew intends, and neither undertakes any duty or obligation, to update these statements as a result of new information, future events or otherwise.

Additional Information

In connection with the proposed merger, CommScope intends to file a registration statement with the SEC on Form S-4 and CommScope and Andrew expect to mail a proxy statement/prospectus to Andrew’s stockholders containing information about the merger.  INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT AND THE PROXY STATEMENT/PROSPECTUS CAREFULLY WHEN THEY ARE AVAILABLE.

The registration statement and the proxy statement/prospectus will contain important information about CommScope, Andrew, the merger, and related matters.  Investors and security holders will be able to obtain free copies of these documents through the web site maintained by the SEC at www.sec.gov.  In addition to the registration statement and the proxy statement/prospectus, CommScope and Andrew file annual, quarterly, and special reports, proxy statements, and other information with the SEC.  Printed copies of these documents can also be obtained free of charge (other than a reasonable duplicating charge for exhibits to our reports on Form 10-K, Form 10-Q and Form 8-K) by any stockholder who requests them from either CommScope’s or Andrew’s Investor Relations Department:

Investor Relations
CommScope, Inc.
1100 CommScope Place, SE
P.O. Box 339
Hickory, North Carolina 28602 U.S.A.
Phone: (828) 324 2200
Fax: (828) 982 1708
E-mail: investor.relations@CommScope.com

Investor Relations

Andrew Corporation

3 Westbrook Corporate Center

Suite 900

Westchester, Illinois 60154 U.S.A.

Phone: 1-800-232-6767 or 1-708-236-6616

Fax: 1-708-492-3774

E-mail: GlbWWW-Contact-InvestRelations@andrew.com

CommScope, Andrew and their respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from Andrew stockholders in connection with the proposed transaction.  Information about CommScope’s directors and executive officers and their ownership of CommScope common stock is set forth in the definitive proxy statement for CommScope’s 2007 annual meeting of stockholders, as filed by CommScope with the SEC on Schedule 14A on March 16, 2007.  Information about Andrew’s directors and executive officers and their ownership of Andrew common stock is set forth in the definitive proxy statement for Andrew’s 2007 annual meeting of stockholders, as filed by Andrew with the SEC on Schedule 14A on December 29, 2006.  Other information regarding the participants in the proxy solicitation will be contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.

# # #